                                                                    EXHIBIT 10.6

                                 JAMIE OLLIVIER
                              EMPLOYMENT AGREEMENT

                                    CONTENTS

SECTION                                                                                                PAGE
-------                                                                                                ----
INTRODUCTION.............................................................................................1
TERMS AND CONDITIONS.....................................................................................1
1.0     RETENTION OF JAMIE OLLIVIER......................................................................1
2.0     PERFORMANCE OF DUTIES............................................................................1
3.0     DIRECT COMPENSATION..............................................................................1
4.0     ADDITIONAL BENEFITS..............................................................................2
5.0     DURATION OF AGREEMENT............................................................................3
6.0     COMPENSATION UPON TERMINATION....................................................................4
7.0     RESTRICTIVE COVENANTS............................................................................5
8.0     OWNERSHIP OF FUTURE INTELLECTUAL PROPERTY........................................................6
9.0     DELIVERY OF RECORDS..............................................................................7
10.0    NON-COMPETITION, SOLICITATION OF CUSTOMERS, SOLICITATION OF EXECUTIVES...........................7
11.0    OTHER PROVISIONS.................................................................................8
12.0    INJUNCTIVE RELIEF................................................................................9
13.0    INDEPENDENT LEGAL ADVICE.........................................................................9
14.0    COUNTERPARTS....................................................................................10
EXHIBIT A.  INVENTIONS..................................................................................11

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made and entered into as of January 1, 2000 (the "Effective Date") by and BETWEEN: BLUE ZONE ENTERTAINMENT INC. a company incorporated under the laws of Canada (the "Company") and Jamie Ollivier (the "Executive").

INTRODUCTION

                  The Company has proposed an arrangement whereunder the Executive will be retained by the Company as an executive employee. The Executive has acceded to this proposal. This Agreement sets forth the terms and conditions of that arrangement.

TERMS AND CONDITIONS

                  1.0      RETENTION OF  JAMIE OLLIVIER

1.1 The Company hereby employs the Executive to act on its behalf in an executive and managerial capacity and to participate in the supervision and direction of the operations of the Company as they are now or may hereafter be constituted and as directed by the Company's Board of Directors (the "Board") and the Chairman of the Board (the "Chairman"). The Executive shall initially have the title of President. The Executive shall have the responsibility for supervising the business affairs and operations of the Company and its various subsidiaries throughout the world. As and when required, the Executive shall share responsibility for stockholder relations and fundraising. The Executive shall have all functional responsibilities necessary to enable him or her to discharge his or her duties hereunder and to conduct the Company's business throughout the world. The executive shall have such other responsibilities as the Board and the Chairman shall from time to time assign to him or her, but the duties which he or she shall be called upon to render hereunder shall not be of a nature substantially inconsistent with those customarily performed by individuals holding principal executive offices in similar business organizations. The Executive shall report and be responsible to the Board and the Chairman.

1.2 Each year during which this Agreement is in effect, the Company shall cause the Executive to be nominated for election to the Board. During the term of this Agreement, the Executive shall also serve as a member of the Executive Committee to be appointed by the Board, at least two members of which shall consist of the Chairman and the Executive. The Executive Committee shall be given authority by the Board to make decisions respecting the operations of the Company, subject to the approval of the Board. All decisions of the Executive Committee shall be made by a majority vote of its members.

                  2.0      PERFORMANCE OF DUTIES

2.1 The Executive hereby accepts employment by the Company and agrees to serve the Company faithfully and to the best of his or her ability and to devote the time, attention and efforts necessary to advance the business and affairs of the Company during the Term of this Agreement except for reasonable time spent for service on the boards of directors of other corporations, vacations and civic and charitable activities. It is understood and agreed that the Executive may pursue personal investments requiring time commitments that do not conflict with his obligations to the Company, including those in the preceding sentence. The Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the Term of this Agreement, he shall not render or perform services, or enter into any contract to do so, for any other corporation, firm, entity or person which are inconsistent with his or her duties to the Company.

2.2 All duties performed by the Executive under the terms of this Agreement (other than incidental duties) shall be performed at such locations both inside or outside Canada as the Board of the Directors of the Company may from time to time direct.

                  3.0      DIRECT COMPENSATION

3.1 The Company shall pay to the Executive in each 365 day period within the term of this Agreement a base salary of not less than US$120,000.00 ("Base Salary"), which shall be payable in accordance with the Company's regularly established pay schedule applicable to corporate officers of the Company. The Executive's Base Salary shall be reviewed at the end of each 365 day period within the term of this Agreement and may be increased by an amount to be determined by the Compensation Committee on the basis of the Executive's performance.

3.2 The Executive shall be entitled to an annual bonus based upon performance ("Incentive Compensation") which shall be determined under a plan to be prepared by the Compensation Committee in consultation with the Executive and approved by the Compensation Committee (the "Statement of Objectives"), and which shall be paid to the Executive in accordance with the following procedures:

3.2.1 The Statement of Objectives shall consist of an outline of the Executive's performance goals for the fiscal year under consideration. Each performance goal set forth in the Statement of Objectives shall be measurable and the Statement of Objectives shall set forth the basis for measurement of the achievement as well as the over-achievement of each goal. A dollar value shall be assigned to each performance goal set forth in the Statement of Objectives. Wherever there can be variations in the degree of the achievement or over-achievement of a goal, the range of percentage participation in the dollar value of the goal relating to the varying levels of achievement shall be clearly stated.

3.2.2 The aggregate dollar value assigned to the achievement (but not the over-achievement) of the performance goals set forth in the Statement of Objectives shall equal 50 percent of the Executive's Base Salary for the year with respect to which the bonus shall be paid. Additional dollar values which equal in the aggregate an additional 100 percent of the Executive's Base Salary for the year with respect to which the Incentive Compensation will be paid shall be assigned to the over-achievemen of the performance goals set forth in the Statement of Objectives, so that the maximum potential Incentive Compensation to be awarded to the Executive for any year may equal 150 percent of his or her Base Salary for that year.

3.2.3 Immediately upon receipt of the Statement of Objectives from the Executive, the Compensation Committee shall review it and shall either approve it as submitted or shall modify any or all of the performance goals, and/or the dollar values assigned to the achievement and to the over-achievement of the goal or goals in question, and/or the range of percentage participation in the dollar value of any or all of the goals relating to varying levels of achievement; provided, that any such modification by the Compensation Committee shall in no event reduce the aggregate dollar values assigned to the achievement and over-achievement of the performance goals below the levels specified in
Section 3.2.3.

3.2.4 Payment of the Incentive Compensation shall be based upon the achievement of the performance goals at the end of the fiscal year in question. The Incentive Compensation payable to the Executive for each fiscal year shall equal the aggregate of the dollar values assigned to the relevant levels of achievement or over-achievement attained by the Executive with respect to each performance goal set forth in the Statement of Objectives for that year. If the relevant level of achievement or ove achievement of any goal falls within a range of participation assigned to that goal, the dollar amount of the bonus award for the achievement or over-achievement of that goal shall be proportionate to the level of achievement or over-achievement reached within that designated range.

3.2.5 The Incentive Compensation shall be paid to the Executive no later than 120 days following the end of the fiscal year with respect to which it is being paid. In the event that the Executive dies or his or her employment hereunder terminates for any other reason after the end of any fiscal year but before the payment of the Incentive Compensation due with respect to that year, the Incentive Compensation shall be paid to the Executive's estate.

                  4.0 ADDITIONAL BENEFITS

4.1 During the term of this Agreement, the Executive shall be entitled to participate in all present and future employee benefit plans, maternity benefit plans, deferred compensation plans and all other compensation and benefit plans, programs and structures as may from time to time be made available by the Company to all other key corporate executives of the Company, and on terms and conditions no less favorable than those generally available to other such employees. The Executive shall also be entitled to the highest number of vacation days with full pay during each twelve months in which this Agreement is in effect as are available to any other key Canadian corporate executive of the Company, without any reduction based upon length of service to the Company. In addition, during the term of this Agreement the Executive shall be entitled to the club and professional society membership dues and monthly charges, reimbursement for the costs of financial, tax and estate planning and an automobile allowance. In the event that the Company elects to obtain key person life insurance insuring the Executive, the Executive shall make him/herself available for the necessary physical examinations and shall cooperate in all other respects with the Company's efforts to obtain such insurance. The Executive hereby represents that he does not know of any condition, which would cause him to be uninsurable.

4.2 In addition to the compensation provided in the previous paragraphs the Company will reimburse the Executive for reasonable expenses which he may incur in the course of the performance of his duties for the Company, and he will furnish documentation thereof in accordance with the Company's practices regarding the same. This obligation of the Company shall include but not be limited to travel, meals and lodging expenses incurred by the Executive's spouse in accompanying the Executive on any business trip on behalf of the Company, which exceeds fifteen (15) days in duration. This obligation of the Company shall also include but not be limited to travel, meals and lodging expenses incurred by the Executive's nanny/babysitter in accompanying the Executive on any business trip on behalf of the Company, for business trips of any duration, whenever the Executive travels with pre-school child(ren) without his or her spouse. The Company will similarly reimburse the Executive for home-based nanny/babysitter expenses for pre-school child(ren) incurred while the Executive is on Company business.

4.3 The Executive shall be entitled to participate in a stock option plan or share purchase plan or any similar plan as may be offered by the Company at its sole discretion from time to time. The introduction and administration of any such plan is entirely at the Company's sole discretion, and the introduction, deletion or amendment of such plan shall not constitute a breach of this Agreement.

4.4 If for any reason any amounts paid to the Executive pursuant to Sections 4.1 through 4.3 above are required to be included in the Executive's income for purposes of determining federal or provincial income taxes payable by him/her, the Company shall pay to the Executive an amount which after taking into account all taxes required to be paid by the Executive as a result of the Executive's receipt of such payment from the Company, shall cause the Executive's after-tax return on the payments made pursuant to Sections 4.1 through 4.3 above to equal the amount which would have been available to the Executive had no federal or provincial income taxes been due thereon. The amount required to be paid by the Company pursuant to this Section 4.4 shall be determined by the Executive's tax return preparer, shall take into account all applicable deductions or credits, and shall be paid to the Executive no later than 15 days following the date on which the Executive files the income tax return in which any payments made pursuant to Sections 4.1 through 4.3 are included in the Executive's income or within fifteen days following the date on which the relevant taxing authority makes a determination that any payments made pursuant to Sections 4.1 through
4.3 are required to be included in the Executive's income, as the case may be.

                  5.0 DURATION OF AGREEMENT

5.1 The term of this Agreement shall be from the date hereof until such time as it is terminated pursuant to Section 5.2 of this Agreement, or up to and including the first to occur of the following:

5.1.1 the date upon which the Executive commits a "prohibited act" (as hereinafter defined);

5.1.2 the date upon which the Executive has been determined to have a "permanent disability" (in the manner set forth in Section 5.1.5 hereof); or

5.1.3 the date of the Executive's death. No event other than those specified in this Section 5.1 shall constitute grounds for the termination of this Agreement or discharge of the Executive from employment with the Company. Upon the termination of this Agreement pursuant to this Section 5, if the Executive is then serving as a Board member and the term of his or her service as a Board member does not expire prior to or concurrently with the termination of this Agreement, the Executive shall submit his or her resignation as a member of the Board.

5.1.4 For purposes of this Section 5, the term "prohibited act" shall mean the Executive's commission of any of the following: (a) conviction of a felony or any other criminal offense which has a material adverse effect on the Company or the ability of the Executive to carry out his or her duties of employment; (b) willful commission of acts materially detrimental to the Company's business or reputation; (c) material breach of any of the Executive's covenants or fiduciary duties as specified in this Agreement which is not capable of being cured by the Executive or, if capable of being cured, which is not cured by the Executive within fifteen days following written notice thereof by the Company; or (d) the knowing failure of the Executive to follow specific directives of the Board of Directors of the Company consistent with his or her duties. If the Board of Directors terminate this Agreement pursuant to Section 5, the Executive will be provided seven (7) days written notice. No other acts or omissions by the Executive shall constitute prohibited acts sufficient to give rise to the Executive's discharge from employment hereunder. A termination of this Agreement by reason of the Executive's commission of a prohibited act shall not be effective unless the Executive has been given a notice of termination for cause by the Company which sets forth in detail the basis of the findings by the Board that cause for termination exists under Section 5.1.1 of this Agreement. Notwithstanding the foregoing, no such notice of termination shall be given to the Executive unless the Executive has been provided with an opportunity to appear with counsel and to be heard by the Board on the issue of whether such cause for termination exists hereunder; provided, that the Executive's counsel shall not be entitled to be present during any vote by the board on the question of whether cause for termination of the Executive's employment exists.

5.1.5 For purposes of this Agreement, the term "permanent disability" shall be limited to a physical or mental condition, other than pregnancy, which results in the Executive's absence from his employment duties for a period of ninety
(90) or more consecutive days, in which event the Executive shall be determined to have a "permanent disability" for purposes of this Agreement upon the expiration of such 90-day period. Anything in this Section 5.1.5 to the contrary notwithstanding, the provisions of this Agreement respecting permanent disability shall be without prejudice to any rights which the Executive may have under any applicable disability insurance policy or other plan maintained by the Company for the benefit of its employees.

5.2 The Board of Directors of the Company shall determine, in its sole discretion, that the termination of this Agreement is in the best interest of the Company, and in which event Executive shall have no duty to mitigate his or her damages. If the Board of Directors terminate this Agreement pursuant to this
Section 5.1.5, the Executive will be provided thirty (30) days written notice.

5.3 Notwithstanding any termination of this Agreement, the Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment.

                  6.0 COMPENSATION UPON TERMINATION

6.1 Upon termination of the Executive's employment hereunder for any reason, in addition to any benefits to which the Executive may then or following the termination of his or her employment be entitled under any other applicable policy or plan of the Company then in effect, the Company shall pay to the Executive (or to his or her estate, as the case may be) his or her Base Salary, Incentive Compensation and benefits due through the effective date of termination. In the event that such termination occurs on any date other than the last day of the fiscal year, the Incentive Compensation shall be based upon the performance goals achieved at the end of the fiscal year, but shall be prorated based upon the number of days which have elapsed in the fiscal year through the date of termination. Payment of the Incentive Compensation due under this Section 6.1 shall be made no later one hundred twenty (120) days following the end of the fiscal year with respect to which it is being paid. Payment of all other amounts due under this Section 6.1 shall be made not later than the 10th day following the effective date of termination.

6.2 In the event the Executive's employment terminates by reason of a "permanent disability", as defined in Section 5.1.5, the Company shall pay to the Executive an amount equal to the Base Salary, benefits and Incentive Compensation that would have been payable to the Executive for the 180 day period following the date on which the Executive is determined to have a permanent disability in the manner set forth in Section 5.1.5, less the amount of disability pay (if any) which the Executive receives for that 180-day period under any applicable disability insurance policy.

6.3 The parties acknowledge that if the Executive's employment is terminated by the Company in any manner not permitted by Section 5 of this Agreement, or in the event of a material breach by the Company of any of its covenants under this Agreement (any such termination of the Executive's employment or material breach by the Company shall hereinafter be referred to as a "Wrongful Termination"), the damages suffered by the Executive by reason thereof would be extremely difficult to ascertain. In recognition thereof, the parties agree that in the event of a Wrongful Termination, the Company shall pay to the Executive an amount equal to (i) the Base Salary and benefits that would have been payable to the Executive for a period of 24 (twenty-four) full calendar months from and after the month in which the Wrongful Termination occurred and (ii) the Incentive Compensation that would have been payable to the Executive for a period of 12 (twelve) full calendar months from and after the month in which the Wrongful Termination occurred. Notwithstanding the foregoing, the Executive shall use reasonable efforts following a Wrongful Termination to obtain employment comparable in nature and compensation to the Executive's employment hereunder and, in the event that he or she obtains such employment prior to the expiration of the aforementioned 24 (twenty-four) month period, the amount due to the Executive pursuant to this Section 6.3 shall be reduced by the amount of the compensation (if any) which he or she receives during the 24 (twenty-four) month period from the new position of employment.

6.4 The Base Salary and benefits payable hereunder for any period following a termination by reason of the Executive's permanent disability or a Wrongful Termination shall be determined on the basis of the Base Salary and benefits in effect on the date of the Executive's permanent disability or on the date of the Wrongful Termination, as the case may be. The Incentive Compensation payable hereunder for the 180-day period following a termination by reason of the Executive's permanent disability shall equal one-half of the Incentive Compensation payable to the Executive with respect to the entire fiscal year in which the permanent disability occurred, and the Incentive Compensation payable hereunder for the 12-month period following a Wrongful Termination shall equal the Incentive Compensation payable to the Executive with respect to the entire fiscal year in which the Wrongful Termination occurred, in each case based upon the performance goals achieved at the end of that fiscal year. Also in the event of a termination by reason of the Executive's permanent disability or a Wrongful Termination, the Company shall make such other and further payments to the Executive, his designated beneficiaries and dependents or his estate as may be provided pursuant to any employee benefit plan and other compensation plan or program in which the Executive is a participant at the time of the termination of his or her employment, and the Company shall use its best efforts to cause all insurance policies under which coverage was then being afforded to the Executive pursuant to this Agreement to be maintained in effect with coverage for the Executive through the end of the period for which he or she is entitled to his Base Salary and benefits; provided, that if continued coverage following termination is not available under the terms of any of those policies, the Company shall either use its best efforts to procure the same coverage from another insurer reasonably deemed acceptable by the Executive, or shall pay to the Executive an amount equal to the cost to the Company of such coverage as it was being provided to the Executive under such policy or policies in effect on the date of termination.

7.0 RESTRICTIVE COVENANTS

7.1 In the course of carrying out and performing his or her duties and responsibilities to the Company, the Executive shall obtain access to and be entrusted with Confidential Information (as hereinafter defined) relating to the business and affairs of the Company or its Affiliates.

7.2 The term "Confidential Information" as used in this Agreement means all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by an Executive of the Company or its Affiliates or received by the Company or its Affiliates from an outside source which is maintained in confidence by the Company or its Affiliates or any of its customers to obtain a competitive advantage over competitors who do not have access to such trade secrets, proprietary information, or other data or information. Without limiting the generality of the foregoing, Confidential Proprietary Information includes:

7.2.1 any ideas, improvements, know-how, research, inventions, innovations, products, services, sales, scientific or other formulae, patterns, processes, methods, machines, manufactures, compositions, processes, procedures, tests, treatments, developments, technical data, designs, devices, patterns, concepts, computer programs, computer code, creative development, training or service manuals, plans for new or revised services or products or other plans, items or strategy methods on compilation of information, or works in process, or any Invention (as defined in this Agreement), or parts thereof, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form) that relate to the business or affairs of the Company or Affiliates, or that result from its marketing, research and/or development activities;

7.2.2 any information relating to the relationship of the Company or its Affiliates with any clients, customers, suppliers, principals, contacts or prospects of the Company or its Affiliates and any information relating to the requirements, specifications, proposals, orders, contracts or transactions of or with any such clients, customers, suppliers, principals, contacts or prospects of the Company or its Affiliates, including but not limited to client lists;

7.2.3 any sales plan, marketing material, plan or survey, business plan or opportunity, product or service development plan or specification, business proposal or business agreement; and

7.2.4 any information relating to the present or proposed business of the Company or its Affiliates.

7.3 The Executive agrees that the Confidential Information is and will remain the exclusive property of the Company or its Affiliates. The Executive also agrees that the Confidential Information:

7.3.1 constitutes a proprietary right which the Company or its Affiliates is entitled to protect; and

7.3.2 constitutes information and knowledge not generally known to the trade.

7.4 The Executive understands that the Company has from time to time in its possession information belonging to others or which is claimed by others to be confidential or proprietary and which the Company has agreed to keep confidential. The Executive agrees that all such information shall be Confidential Information for the purposes of this Agreement.

7.5 For purposes of the copyright laws of Canada and the USA, to the extent, if any, that such laws are applicable to any Confidential Information, it shall be considered a work made for hire and the Company shall be considered the author thereof.

7.6 The Executive acknowledges and agrees that any Confidential Information disclosed to the Executive is in the strictest confidence and the Executive agrees to maintain and hold in strict confidence all Confidential Information disclosed to him or her. The disclosure of any such Confidential Information by the Executive in any form whatsoever except as authorized by the Company or permitted under this Agreement is and shall be considered a breach of the Executive's employment arrangement and shall constitute immediate cause for dismissal.

7.7 Except as authorized by the Company, the Executive shall not:

7.7.1 duplicate, transfer, disclose or use nor allow any other person to duplicate, transfer or disclose any of the Confidential Information; or

7.7.2 incorporate, in whole or in part, within any domestic or foreign patent application, any proprietary or Confidential Information disclosed to the Executive by the Company or its Affiliates.

7.8 The Executive will safeguard all Confidential Information to which the Executive has access at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care that he would use to protect his or her own confidential information.

7.9 The restrictive obligations set forth above shall not apply to the disclosure or use of any information which:

7.9.1 is or later becomes publicly known under circumstances involving no breach of this Agreement by the Executive;

7.9.2 is already known to the Executive outside his or her employment at the time of receipt of the Confidential Information;

7.9.3 is disclosed to a third party under an appropriate confidentiality agreement;

7.9.4 is lawfully made available to the Executive by a third party;

7.9.5 is independently developed by the Executive who has not been privy to the Confidential Information provided by the Company; or

7.9.6 is required by law to be disclosed but only to the extent of such requirement and the Executive shall immediately notify in writing the Chairman of the Company upon receipt of any request for such disclosure.

7.10 The Executive acknowledges that a breach by the Executive of any of the covenants contained in Section 7 herein shall result in damages to the Company and that the Company could not be adequately compensated for such damages by a monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, temporary or permanent injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

7.11 The Executive acknowledges that the restrictions contained in this Section 7 are reasonable and valid and all defences to the strict enforcement thereof by the Company are hereby waived by the Executive.

7.12 The provisions of this Section 7 shall survive the termination of this Agreement.

8.0 OWNERSHIP OF FUTURE INTELLECTUAL PROPERTY

8.1 Any new technology, knowledge or information developed by the Executive related to the business of the Company or any of its Affiliates during the term of this Agreement shall be the exclusive property of the Company and its Affiliates.

8.2 The Executive acknowledges that all Confidential Information and all other discoveries, know-how, inventions, ideas, concepts, processes, products, protocols, treatments, methods, tests and improvements, computer programs, or parts thereof, conceived, developed, reduced to practice or otherwise made by him or her either alone or with others, and that in any way relates to the present programs, services, product or business of the Company or its Affiliates, during the course of his or her employment with the Company pursuant to this Agreement or any previous employment agreements or arrangements between the Executive and the Company or its Affiliates, whether or not conceived, developed, reduced to practice or made during the Executive's regular working hours or on the premises of the Company (collectively "Inventions"), and any and all services and products which embody, emulate or employ any such Inventions will be the sole property of the Company or its nominee and all copyrights, patents, patent rights, trademarks, service marks and reproduction rights to, and other proprietary rights in, each such Invention, whether or not patentable or copyrightable, will belong exclusively to the Company or its nominee. For purposes of the copyright laws of the United States of America, to the extent, if any, that such laws are applicable to any such Invention or any such service or product, it will be considered a work made for hire and the Company will be considered the author thereof;

8.3 The Executive hereby assigns to the Company or its nominee, their successors or assigns, all his or her rights, title and interest in and to the Inventions;

8.4 The Executive hereby waives for the benefit of the Company and its successors and assigns all his or her moral rights in respect of the Inventions;

8.5 The Executive will assist the Company or its nominee in every proper way (but at the Company's expense) to obtain and, from time to time to enforce, patents or copyrights in respect of the Inventions in any and all countries, and to that end the Executive will execute all documents for use in applying for, obtaining and enforcing patents and copyrights on such Inventions as the Company may desire, together with any assignments of such Inventions to the Company or Persons designated by it; and

8.6 The Executive represents and warrants that he or she is subject to no contractual or other restriction or obligation, which will in any way limit his or her activities on behalf of the Company. The Executive hereby represents and warrants to the Company that he or she has no continuing obligations to any previous employer with respect to any previous invention, discovery or other item of intellectual property or which requires the Executive not to disclose any information or data to the Company. The Executive further represents and warrants that he or she does not claim rights in, or otherwise excludes from this Agreement, any Invention except as listed on Exhibit A hereto.

8.7 The Executive acknowledges that a breach by the Executive of any of the covenants contained in Section 8 herein shall result in damages to the Company and that the Company could not be adequately compensated for such damages by a monetary award. Accordingly, in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, temporary or permanent injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

8.8 The provisions of this Section 8 shall survive the termination of this Agreement.

9.0 DELIVERY OF RECORDS

9.1 Any and all computer code, data, notes, diagrams, reports, notebook pages, memoranda, and like materials, including Confidential Information and Inventions (as such terms are herein defined) received from or developed for the Company or its Affiliates and any copies or excerpts thereof shall remain the property of the Company or its Affiliates. Upon the termination of the Executive's relationship with the Company as established under this Agreement, or at anytime during the term hereof at the request of the Company, the Executive shall deliver to the Company all such materials and other property belonging to the Company or developed in connection with the business of the Company.

10.0 NON-COMPETITION, SOLICITATION OF CUSTOMERS, SOLICITATION OF EXECUTIVES

10.1 The Executive agrees that, during the period of his employment hereunder and for a period of twelve (12) months following the termination of such employment, he or she shall not directly engage in competition with the Company within the "Territory" (as hereinafter defined) in any management capacity in any phase of the Company's business of developing, manufacturing, distributing, marketing, leasing or selling any of the products or services which the Company is in the business of developing, manufacturing, distributing, marketing, licensing to others or selling (the "Competitive Areas") during the Term of this Agreement or which the Company has definitive plans to develop, manufacture or market.

10.2 The "Territory" shall be that area throughout the world in which the Company presently markets its products and services. This agreement shall be deemed automatically amended without the need of further action by any party to add any new countries or parts thereof where after date hereof and prior to the termination of the Executive's employment the Company begins to market its products and services and to delete any countries after no Company products or services have been sold there for a period of six months.

10.3 The restrictions in this Section 10 shall not apply with respect to (i) a passive investment by the Executive of less than 5% of the outstanding shares of capital stock of any corporation, or (ii) employment by the Executive with an entity in a management capacity in an area of business which is not, directly or indirectly, a Competitive Area.

10.4 The Executive agrees that during his employment by the Company hereunder and for the two (2) year period following the termination of such employment, he or she shall not, without the prior written consent of the Company, in the Territory, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any competing business any person or entity whose account with the Company was sold or serviced by or under the supervision of the Executive during the year preceding the termination of such employment.

10.5 The Executive agrees that during his employment by the Company hereunder and for the two (2) year period following the termination of such employment, he or she shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or attempt to solicit or divert any person then employed by the Company.

11.0 OTHER PROVISIONS

11.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be sufficiently given (i) when sent by registered mail, with postage and registration fees prepaid, or by overnight courier service to the party to be notified at his or its last known address as determined by due diligence by the party sending such notice or other communication; or (ii) when delivered into the hands of the party to be notified.


11.2 This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective heirs, personal representatives, transferees, successors (as a result of a merger, consolidation or other form of corporate reorganization, a sale or other disposition through liquidation or otherwise of all or substantially all of the assets of the Company, or otherwise arising by operation of law) and assigns (including any entity with which the Company may merge or consolidate or to which it may transfer substantially all of its assets); provided, that this Agreement shall not be assignable by the Executive, and it shall not be assignable by the Company except to an entity with which it may merge, consolidate or to which it may transfer substantially all of its assets. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement either expressly or by operation of law.

11.3 This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in every respect (including but not limited to validity and performance) in accordance with the internal laws of the province of British Columbia, without giving affect to the conflict of law principles thereof, notwithstanding that one or more of the parties to this Agreement may now be or hereafter become domiciled in or a resident of another province or a foreign country.

11.4 No amendment or modification of this Agreement shall be valid or binding on the Company unless made in writing and signed by a duly authorized officer of the Company or upon the Executive unless made in writing and signed by him. The waiver of a breach of any provision of this Agreement by any party or the failure of any party otherwise to insist upon strict performance of any provision hereof shall not constitute a waiver of any subsequent breach or of any subsequent failure to perform.

11.5 Section headings and numbers have been inserted herein for convenience of reference only, and if there shall be any conflict between such numbers or headings and the text of this Agreement, the text shall control.

11.6 In the event that any provision of this Agreement is held illegal or invalid for any reason, such illegality or invalidity shall at the option of the party against whom the same is asserted not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if that illegal and invalid provision had never been inserted herein.

11.7 This Agreement and the attached Exhibit A constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications of the parties dealing with such subject matter, whether oral or written. No other promise, agreement, understanding or representation will be binding unless made in writing and signed by the parties hereto.

11.8 If the Executive dies prior to the payment of all amounts due and owing to him under the terms of this Agreement, such amounts shall be paid to such beneficiary or beneficiaries as the Executive may have last designated in writing filed with the Company or as provided under applicable benefit plans and programs or, if the Executive has made no beneficiary designation, to the Executive's estate. Such designated beneficiary or the executor of his estate, as the case may be, may exercise all of the Executive's rights hereunder, including without limitation those relating to the exercise of stock options or otherwise to the extent permitted in any plan or other instrument relating thereto. If any beneficiary designated by the Executive shall predecease the Executive, the designation of such beneficiary shall be deemed revoked, and any amounts which would have been payable to such beneficiary shall be paid to the Executive's estate. If any designated beneficiary survives the Executive, but dies before payment of all amounts due hereunder, such payments shall, unless the Executive has designated otherwise, be made to such beneficiary's estate.

11.9 To the best of his or her knowledge, the Executive is not a party to any agreement, which will be enforced in a manner, which would prevent him from assuming and fulfilling his responsibilities under this Agreement.

12.0 INJUNCTIVE RELIEF

12.1 Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 7, 8, 9 and 10. Accordingly, the Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

13.0 INDEPENDENT LEGAL ADVICE

13.1 The Executive acknowledges that this Agreement has been prepared by the Company and acknowledges that the Executive has had sufficient time to review this Agreement thoroughly, that he or she has read and understood the terms of this Agreement and that the Executive has been given the opportunity to obtain independent legal advice concerning the interpretation and effect of this Agreement prior to its execution.

14.0 COUNTERPARTS

14.1 This Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be considered an original, and all of which taken together shall be considered one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth on the first page of this Agreement.

Signed by                    )
                             )
For and on behalf of         )
BLUE ZONE ENTERTAINMENT INC. )                 /s/ Bruce Warren
                                               ---------------------------------
                             )                 Authorized Signatory
------------------

                                               /s/ Catherine Warren
                                               ---------------------------------
                             )                 Authorized Signatory






SIGNED, SEALED AND DELIVERED by         )
JAMIE OLLIVIER in the presence of:      )
                                        )
         /s/ Joan Powell                )
----------------------------------------
Witness                                 )
                                        )
         Joan Powell                    )        /s/ Jamie Ollivier
----------------------------------------         -------------------------------
Name                                    )        JAMIE OLLIVIER
                                        )
         565 W. St. James Rd.           )
----------------------------------------
Address                                 )
                                        )
         North Vancouver, BC            )
----------------------------------------
                                        )
                                        )
         COO Liason                     )
----------------------------------------
Occupation

                                    Exhibit A

Pursuant to this Agreement, the Executive excludes the following Inventions from the operation of the Agreement:

                  RAD-I/O
                  ROM PIRATES
                  DESKTOPLESS

AND ALL INTELLECTUAL PROPERTY ASSOCIATED WITH THE ABOVE, INCLUDING BUT NOT LIMITED TO: DOMAIN NAMES, COLLATERAL MATERIALS, CONCEPTS, INTERACTIVE PROTOTYPES, DEMOS, MULTIMEDIA ENGINEERING AND CREATIVE DEVELOPMENT AND EXECUTION.